Exhibit 10.3

                               EMPLOYMENT CONTRACT
                              (ENGLISH TRANSLATION)

PARTY A (EMPLOYER):
Name: Fujian Jinjiang Pacific Shoes Co., Limited
Address: No.78i Kanglong Eastern Road, Yangdai, Chendai Township, Jinjiang City, Fujian Province, P.R.China
Tel: 0595-85088288
Legal Representative: Haiting Li

PARTY B (EMPLOYEE):
Name: Ruiquan Li
Gender: Male
Current Address: No.1286 Qiyi Road, Handai, Chendai Township, Jinjiang City, Fujian Province, P.R China.
Tel: 0595-85088288

Subject to the LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON EMPLOYMENT CONTRACT and other related stipulations, the Parties hereto shall enter into the following agreement for mutual observation under the principles of free will and equity.

1. TERM

Fixed Term. In such event, the term shall commence from December 6, 2011 to December 6, 2015.

2. POST AND WORKING PLACE

1)   Party B shall be arranged to work at the place designated by Party A.

2) Party A may adjust the post of Party B according to the working requirements and the competences of Party B, such adjustment may not be unreasonably withdrawn by Party B.

3)   Party B agrees to fulfill its duties  satisfying the  requirements of Party
     A.

3. WORKING TIME AND REST DAY

1) Party A shall observe the related national regulations concerning the working time and may make the specific rules and adjustments on the working time of Party B in accordance with the variable requirements. The specific rules made by Party A shall be fully observed by Party B.

2) In consideration of the special conditions of Party A's business, Party A may, subject to the special requirements of business, make the corresponding adjustment on the working time, work shift and rest day of Party B, which shall be observed by Party B.
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4. REMUNERATION

Party A shall pay monthly salary to Party B on the 5th day of each month. The said monthly salary may not be less than the minimum amounts announced by the provincial government, any overtime payment shall be subject to the related stipulation listed in the applicable laws and regulations.

1) Party A may adjust the salary paid to Party B according to its business operation, bylaws and the performance, experiences, compensation record and post-change of Party B. the salary paid to Party B, upon such adjustment, shall equal to those paid to the employee of Party A with the same post, duty and work, provided, however, in no event such salary may be less than the minimum wage announced by the local government.

5. SOCIAL INSURANCE

Party A and Party B shall purchase the social insurance and pay the premium due to each Party respectively, provided, however, the premium should be paid by Party B may be deducted by Party A from the salary due to Party B.

Upon the expiration or termination of this Contract, Party A shall, subject to the related rules, handle the formalities for the transfer of Party B's file and social insurance and shall issue the certificate evidencing the termination or expiration hereof, correspondingly, Party B shall carry out the handover work as quickly as possible.

6. LABOR PROTECTION, WORKING CONDITIONS AND OCCUPATIONAL DISEASE

1) Party A shall, subject to the rules and regulations made by the central and local governments, provide the satisfying labor protection equipments and working conditions to protect the safety and health of Party B. 2) Party A shall provide Party B the related trainings concerning the requirements of labor safety, bylaws and business operation rules and skills according the relevant requirements of governments, Party B shall take part in the said trainings and strictly observe the corresponding requirements of labor safety and business operation rules related to its post. 3) Party A shall make the corresponding notice to Party B if any work related to occupational disease has been carried by Party B, and shall arrange the occupational health examinations prior to and after the work period. During the term hereof, Party A shall make periodic health examinations on Party B.

7. MISCELLANEOUS

None

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8. AMENDMENT

This Contract may be amended with the mutual consent of the Parties hereto. Any amendment to this Contract shall be made in writing, shall indicate the amendment date and shall come into effect upon the signatures and seals by the Parties hereto. A change order or the special agreement may be used for the amendment to this Contract. In such event, the special agreement shall be the Schedule of this Contract and shall have the equal legal effects with this Contract.

9. Any cancellation, termination and renewal to this Contract shall be compliant with the related stipulations of central, provincial or local governments.

10. SETTLEMENT OF DISPUTE

Any labor dispute between the Parties shall be settled through amiable negotiation, either Party may, if refuses or fails to make such negation, apply for the intermediation carried out by the Intermediation Commission for Labor Dispute of this company, or apply for arbitration carried out by the local Arbitration Commission for Labor Dispute within the time limit required. Either Party may, if not satisfied with the arbitration award rendered, bring a lawsuit before the local People's Court within 15 days upon the receipt of such arbitration award.

11. Any issue unmentioned herein may be settled by the Parties through negotiation. If there is any dispute between any stipulations herein and the laws or regulations newly promulgated, such laws or regulations shall prevail.

12. This Contract shall be executed in duplicate, each Party shall have one.

Party A  (Seal)                               Party B  (Seal)


/s/ Haiting Li                               /s/ Ruiquan Li
----------------------------                 ----------------------------
Haiting Li                                   Ruiquan Li

Legal Representative (Seal)

Date: December 6, 2011                       Date: December 6, 2011

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